As filed with the Securities and Exchange Commission on October 11, 2013

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 7, 2013

B&G Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sale of Equity Securities.

On October 7, 2013, B&G Foods North America, Inc., a wholly owned operating subsidiary of B&G Foods, Inc., closed on the acquisition of Rickland Orchards LLC from Natural Instincts LLC for a purchase price of approximately $57.5 million, subject to post-closing adjustments, of which approximately $37.4 million was paid in cash and approximately $20.1 million was paid in the form of 572,546 shares of common stock of B&G Foods, Inc.  Natural Instincts will also be entitled to earn-out payments if certain performance goals are achieved.

The 572,546 shares of common stock were issued to Natural Instincts in a private placement that was exempt from registration under Section 4(a)(2) of the Securities Act of 1933 and Rule 506(b) of Regulation D promulgated thereunder, in reliance on Natural Instincts’ representation that it is an “accredited investor” as defined in Rule 501(a) of Regulation D.

Item 8.01.  Other Events.

On October 7, 2013, B&G Foods issued a press release announcing the acquisition of Rickland Orchards described in Item 3.02 above.  A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

99.1                        Press Release dated October 7, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: October 11, 2013	By:	/s/ Scott E. Lerner
Scott E. Lerner Executive Vice President, General Counsel and Secretary